Exhibit 10.2

Execution Copy

AMENDMENT NO. 6

dated as of August 18, 2003

among

AMERICREDIT MTN RECEIVABLES TRUST III,

as Debtor,

AMERICREDIT FINANCIAL SERVICES, INC.,

Individually and as Servicer,

MBIA INSURANCE CORPORATION,

as Insurer

and

MERIDIAN FUNDING COMPANY, LLC,

as Purchaser

to SECURITY AGREEMENT

dated as of February 25, 2002

AMENDMENT NO. 6, dated as of August 18, 2003 (the “Amendment”), among AMERICREDIT MTN RECEIVABLES TRUST III (the “Debtor”), AMERICREDIT FINANCIAL SERVICES, INC., individually and in its capacity as Servicer (“AFS”), MBIA INSURANCE CORPORATION, as Insurer (“MBIA”), and MERIDIAN FUNDING COMPANY, LLC, as Purchaser (“Meridian”), to the Security Agreement dated as of February 25, 2002 (the “Security Agreement”), among the Debtor, AFS, AmeriCredit MTN Corp. III and The Chase Manhattan Bank (predecessor to JPMorgan Chase Bank), as Collateral Agent and Securities Intermediary.

WHEREAS, Section 9.2(b) of the Security Agreement permits amendment of the Security Agreement by the Debtor, AFS, MBIA and Meridian (the “Parties”) upon the terms and conditions specified therein;

WHEREAS, the Security Agreement has previously been amended by Amendment No. 1, dated as of December 1, 2002, Amendment No. 2, dated as of February 1, 2003, Amendment No. 3, dated as of February 28, 2003, Amendment No. 4, dated as of April 1, 2003, and Amendment No. 5, dated as of June 20, 2003, among the Parties;

WHEREAS, the Parties wish to amend the Security Agreement.

NOW, THEREFORE, the Parties agree that the Security Agreement is hereby amended effective as of the date hereof as follows:

Section 1. Definitions. Each term used herein but not defined herein shall have the meaning assigned to such term in the Security Agreement.

Section 2. Amendment to Section 6.1 (Termination and Amortization Events).

Clause (z) of Section 6.1 is deleted in its entirety and replaced with the following:

(z) the ratio of AmeriCredit Corp.’s EBITDA (plus any loss provision minus net charge-offs and excluding in the calculation a one-time, non-cash impairment charge to the credit enhancement assets related to the present value effect of the expected delay in receiving cash distributions from FSA insured securitization trusts) for the financial quarter ended December 31, 2002 to its Interest Expense for the financial quarter ended December 31, 2002 shall be less than 1.1x. The ratio of AmeriCredit Corp.’s EBITDA (plus any loss provision minus net charge-offs) for the financial quarter ended March 31, 2003 to its Interest Expense for the financial quarter ended March 31, 2003 shall be less than 1.8x. The average of the ratios of AmeriCredit Corp.’s EBITDA to Interest Expense for the two most recent financial quarters ended June 30, 2003 shall be less than 1.0x. The average of the ratios of AmeriCredit Corp.’s EBITDA to Interest Expense for the two most recent financial quarters ended September 30, 2003 or December 31, 2003 shall be less than 1.1x. The average of the ratios of AmeriCredit Corp.’s EBITDA to Interest Expense for the two most recent financial quarters ended March 31, 2004 and any two consecutive financial quarters thereafter shall be less than 1.2x; or

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth on the first page hereof.

AMERICREDIT MTN RECEIVABLES TRUST III

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC., Individually and as Servicer,

By:
Name:
Title:

MBIA INSURANCE CORPORATION, as Insurer,

By
Name:
Title:

MERIDIAN FUNDING COMPANY, LLC, as Purchaser

By
Name:
Title:

Signature Page for Amendment No. 6

to the Security Agreement, dated as of February 25, 2002